Exhibit 23.2

BK Associates, Inc.

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 · Fax (516) 365-6287

February 19, 2003

CONSENT OF BK ASSOCIATES, INC.

We hereby consent to the reference to us appearing in Note 19 to Morgan Stanley’s consolidated financial statements included in Item 8 of Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and to the incorporation by reference of that reference in the following Registration Statements of Morgan Stanley:

Filed on Form S-3:	Filed on Form S-8:
Registration Statement No. 33-57202	Registration Statement No. 33-62374
Registration Statement No. 33-60734	Registration Statement No. 33-63024
Registration Statement No. 33-89748	Registration Statement No. 33-63026
Registration Statement No. 33-92172	Registration Statement No. 33-78038
Registration Statement No. 333-07947	Registration Statement No. 33-79516
Registration Statement No. 333-22409	Registration Statement No. 33-82240
Registration Statement No. 333-27881	Registration Statement No. 33-82242
Registration Statement No. 333-27893	Registration Statement No. 33-82244
Registration Statement No. 333-27919	Registration Statement No. 333-04212
Registration Statement No. 333-46403	Registration Statement No. 333-28141
Registration Statement No. 333-46935	Registration Statement No. 333-25003
Registration Statement No. 333-76111	Registration Statement No. 333-28263
Registration Statement No. 333-75289	Registration Statement No. 333-62869
Registration Statement No. 333-34392	Registration Statement No. 333-78081
Registration Statement No. 333-47576	Registration Statement No. 333-95303
Registration Statement No. 333-83616	Registration Statement No. 333-55972
Registration Statement No. 333-85148
Registration Statement No. 333-85150
Filed on Form S-4:
Registration Statement No. 333-25003

BK ASSOCIATES, INC.

/S/    JOHN F. KEITZ

John F. Keitz

President

ISTAT Senior Certified Appraiser

JFK/kf